Important Notice Regarding the Availability of Proxy Materials for the Six Flags, Inc. 2008 Annual Meeting of Stockholders to be Held on Thursday, May 22, 2008

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for viewing:

Proxy Statement for Annual Meeting of Stockholders To Be Held On May 22, 2008

Proxy Card

2007 Annual Report

To view and/or print these materials, have the 12-digit Control Number (located on the following page) available and visit:  www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents, you must request one. There is no charge to you for requesting a copy.

To facilitate timely delivery please make your request for a copy as instructed below on or before Friday, May 2, 2008.

To request copies of the materials listed above:	Internet: www.proxyvote.com	Telephone: 1-800-579-1639	**Email: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control Number (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

SIX FLAGS,

SIX FLAGS, INC.	Vote In Person
1540 BROADWAY, 15TH FLOOR NEW YORK, NY 10036	Should you choose to vote your shares in person at the meeting, you will need to request a proxy to vote these shares. To request a proxy, please follow the instructions at www.proxyvote.com.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM.

Please refer to the proposals in the proxy statement and follow the voting instructions on the website. Have the 12-digit Control Number available when you access the website. Stockholders may opt out of paper copies  for the convenience  of  receiving  electronic stockholder materials. In doing so, you will receive all future annual meeting  materials  (including  proxy  statements,  proxy  cards  and annual  reports)  online.  By  enrolling  for  electronic  delivery  and voting online, you will receive an email before all future annual or special  meetings  of  stockholders,  notifying  you  of  the  website containing the proxy statement and other materials to be carefully reviewed before casting your vote.

Meeting Location

The Annual Meeting for stockholders as of Monday, March 31, 2008 is to be held on Thursday, May 22, 2008 at 9:00 a.m. EDT at:

Six Flags America

13710 Central Avenue

Bowie/Mitchellville, Maryland, 20721

Driving Directions

From Richmond and Areas South:

Follow I-95 North to the I-95/395/495 interchange. Continue on I-95 North towards Baltimore. Cross the Woodrow Wilson Bridge into Maryland, continuing on I-95 North. Take Exit 15A, Central Avenue East. Six Flags America is located approximately five miles from the exit, on the left.

From Annapolis and Areas East:

Take Route 50 West to Route 301 South. Follow Route 301 South for approximately five miles. Exit onto Route 214 West, Central Avenue. Six Flags America is located approximately three miles from the exit, on the right.

From Baltimore and Areas North:

Take I-695 to Exit 4, I-97 South. Follow I-97 South to Exit 7, Route 3 South towards Crofton/Bowie. Route 3 becomes Route 301 South at the Route 50 intersection. Stay on Route 301 South for approximately five miles. Exit onto Route 214 West, Central Avenue. Six Flags America is located on Central Avenue, approximately three miles from the exit, on the right.

From Washington, D.C.:
Take I-495 to exit 15A, Central Avenue East. Six Flags America is located approximately five miles from the exit, on the left.

Metro Directions
Take Metro’s Blue Line towards Largo Town Center and exit at Addison Road. Transfer to the C21 Bus and exit in front of Six Flags America.

Voting Items
The proposals to be voted on at our 2008 Annual Meeting of Stockholders are listed below. The Board of Directors recommends a vote FOR each proposal.

1.	Election of Directors
Nominees:
	1) C.E. ANDREWS	6) DWIGHT SCHAR
	2) MARK JENNINGS	7) MARK SHAPIRO
	3) JACK KEMP	8) DANIEL M. SNYDER
	4) ROBERT MCGUIRE	9) HARVEY WEINSTEIN
5) PERRY ROGERS

2.	Ratification of KPMG LLP as Six Flags, Inc.’s independent registered public accounting firm for the year ending December 31, 2008.

3.	Approval of the adoption of Six Flags, Inc.’s 2008 Stock Option and Incentive Plan.

4.	Such other business as may properly come before the annual meeting and any adjournment thereof.